UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): May 28, 1997 (May 14, 1997)



                              THE PRICE REIT, INC.
             (Exact Name of Registrant as Specified in its Charter)


      Maryland              1-13432              52-1746059
  (State or Other       (Commission File        (IRS Employer
  Jurisdiction of           Number)          Identification No.)
   Incorporation)

7979 Ivanhoe Avenue, Suite 524                92037
     La Jolla, California                   (Zip Code)
(Address of Principal Executive
           Offices)

       Registrant's telephone number, including area code: (619) 551-2320

                                      None
          (Former Name or Former Address, if Changed Since Last Report)







Item 2.   Acquisition or Disposition of Assets

On May 14, 1997, The Price REIT, Inc., a Maryland corporation (the "Company"), purchased the Smoketown Stations Center in Woodbridge, Virginia from Smoketown Road Associates Limited Partnership, a Virginia limited partnership. This shopping center contains approximately 483,000 square feet of gross leasable space and is anchored by Lowe's Home Center, Shoppers Food Warehouse, Kids R Us, Zany Brainy, Super Trak Auto, Best Buy, PetsMart and Super Crown Books. The shopping center is approximately 94% leased. The purchase price of this property was approximately $46,500,000 which the Company financed with its $75,000,000 unsecured line of credit.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Property Acquired

The Company will file a statement of revenue over specific operating expenses for the Smoketown Stations Center property described in this Form 8-K with an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the filing of this Form 8-K.

(b)  Pro Forma Financial Information

The Company will file pro forma financial information concerning the acquired property described in this Form 8-K with an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the filing of this Form 8-K.

(c)  Exhibits

     The following exhibit is filed with this report on Form 8-K:

Exhibit No.         Description

2.1 Purchase and Sale Agreement dated March 25, 1997 by and between Smoketown Road Associates Limited
               Partnership and The Price REIT, Inc.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   THE PRICE REIT, INC.

Date:  May 28, 1997                By:  /GEORGE M. JEZEK/
                                   -------------------------
                                        George M. Jezek
                                        Chief Financial Officer






                    EXHIBIT INDEX

Exhibit No.         Description

2.1 Purchase and Sale Agreement dated March 25, 1997 by and between Smoketown Road Associates Limited
               Partnership and The Price REIT, Inc.